EXHIBIT 32.2

PROTALIX BIOTHERAPEUTICS, INC.

CERTIFICATION

In connection with the Annual Report of Protalix BioTherapeutics, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2025 as filed with the Securities and Exchange Commission (the “Report”), I, Gilad Mamlok, Sr. Vice President and Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for the purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certificate is being furnished to the Securities and Exchange Commission as an exhibit to the Report.

Dated: March 18, 2026

/s/ Gilad Mamlok
Gilad Mamlok
Sr. Vice President and Chief Financial Officer